Exhibit 10.29
AMENDMENT 6
This Amendment 6 (“Amendment”) effective as of this 26 day of February, 2004 (“Effective Date”) between NSI Software, Inc. (“NSI”) and Dell Products L.P. (“Dell”) amends the Product License and Distribution Agreement (“Agreement”), dated December 10, 2001, between the parties. Defined terms shall have the meanings set forth in the Agreement.
Whereas, NSI and Dell wish to modify certain provisions regarding NSI Products;
Now therefore, in consideration of the mutual covenants contained herein, the parties agree to amend the Agreement as follows:
Exhibit A shall be amended and the following language shall be added
Licensed Software:
▪	Double-Take® Replication SSE™: Real time transaction based backup software (replication only on Network Attached Storage devices “NAS”)

▪	Double-Take® SSE™: Real time transaction based backup software (replication and failover for NAS devices)

NSI will provide copies of Double-Take® Replication SSE and Double-Take® SSE at NSI’s then current published list price to Dell for distribution.
Upon the release of Double-Take® SSE, Double-Take® for Windows — Workgroup NAS Edition shall no longer be sold by Dell.

NSI Software, Inc.	Dell Products L.P.

Date: 2-26-04	Date: 2-26-04

Signature:	/s/ Scott Meyers	Signature:	/s/ Paul Miller

Print Name: Scott Meyers	Print Name: Paul Miller

Title: COO	Title: Sr. Manager SW Marketing

Confidential	Page 1